Filed Pursuant to Rule 433
                                                         File No.: 333-130543-02

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Barclays Capital - Asset Securitization Group                       May 15, 2006
Securitized Asset Backed Receivables LLC Trust 2006-NC2
--------------------------------------------------------------------------------

                    SECURITIZED ASSET BACKED RECEIVABLES LLC
                              NEW ISSUE TERM SHEET
                           $593,967,000 (APPROXIMATE)
--------------------------------------------------------------------------------
                    IMPORTANT NOTICE REGARDING THE CONDITIONS
                   FOR THIS OFFERING OF ASSET-BACKED SECURITIES

THE ASSET-BACKED SECURITIES REFERRED TO IN THESE MATERIALS ARE BEING OFFERED WHEN, AS AND IF ISSUED. IN PARTICULAR, YOU ARE ADVISED THAT ASSET-BACKED SECURITIES, AND THE ASSET POOLS BACKING THEM, ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING, AMONG OTHER THINGS, THE POSSIBILITY THAT ONE OR MORE CLASSES OF SECURITIES MAY BE SPLIT, COMBINED OR ELIMINATED), AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS. AS A RESULT, YOU MAY COMMIT TO PURCHASE SECURITIES THAT HAVE CHARACTERISTICS THAT MAY CHANGE, AND YOU ARE ADVISED THAT ALL OR A PORTION OF THE SECURITIES MAY NOT BE ISSUED THAT HAVE THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS. OUR OBLIGATION TO SELL SECURITIES TO YOU IS CONDITIONED ON THE SECURITIES AND THE UNDERLYING TRANSACTION HAVING THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS. IF WE DETERMINE THAT CONDITION IS NOT SATISFIED IN ANY MATERIAL RESPECT, WE WILL NOTIFY YOU, AND NEITHER THE ISSUER NOR THE UNDERWRITER WILL HAVE ANY OBLIGATION TO YOU TO DELIVER ALL OR ANY PORTION OF THE SECURITIES WHICH YOU HAVE COMMITTED TO PURCHASE, AND THERE WILL BE NO LIABILITY BETWEEN US AS A CONSEQUENCE OF THE NON-DELIVERY.

                STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

      IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

ANY LEGENDS, DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR AT THE BOTTOM OF THE EMAIL COMMUNICATION TO WHICH THIS FREE WRITING PROSPECTUS IS ATTACHED RELATING TO (1) THESE MATERIALS NOT CONSTITUTING AN OFFER (OR A SOLICITATION OF AN OFFER), (2) NO REPRESENTATION THAT THESE MATERIALS ARE ACCURATE OR COMPLETE AND MAY NOT BE UPDATED OR (3) THESE MATERIALS POSSIBLY BEING CONFIDENTIAL ARE NOT APPLICABLE TO THESE MATERIALS AND SHOULD BE DISREGARDED. SUCH LEGENDS, DISCLAIMERS OR OTHER NOTICES HAVE BEEN AUTOMATICALLY GENERATED AS A RESULT OF THESE MATERIALS HAVING BEEN SENT VIA BLOOMBERG OR ANOTHER SYSTEM.





--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-227-2275 ext. 2663.

This free writing prospectus is not required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                       May 15, 2006
SECURITIZED ASSET BACKED RECEIVABLES LLC TRUST 2006-NC2
--------------------------------------------------------------------------------

                    SECURITIZED ASSET BACKED RECEIVABLES LLC

                              NEW ISSUE TERM SHEET

                           $593,967,000 (APPROXIMATE)

--------------------------------------------------------------------------------



             SECURITIZED ASSET BACKED RECEIVABLES LLC TRUST 2006-NC2
                                     Issuer

                    SECURITIZED ASSET BACKED RECEIVABLES LLC
                                    Depositor

                        NEW CENTURY MORTGAGE CORPORATION
                                   Originator

                     WELLS FARGO BANK, NATIONAL ASSOCIATION
                                    Servicer




               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-NC2


















--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-227-2275 ext. 2663.

This free writing prospectus is not required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                       May 15, 2006
SECURITIZED ASSET BACKED RECEIVABLES LLC TRUST 2006-NC2
--------------------------------------------------------------------------------


Transaction Summary

----------- ---------------- ------------------------------ -------- ----------- --------------
                                                                                  Avg. Life to
               Expected            Expected Ratings                  Interest        Call/
Class          Amount(1)       (S&P/Moody's/Fitch/DBRS)     Index       Type     Mty(yrs)(2)(3)
----------- ---------------- ------------------------------ -------- ----------- --------------
   A-1          271,162,000         AAA/Aaa/AAA/AAA           1mL     Floating     1.00 / 1.00
   A-2          113,015,000         AAA/Aaa/AAA/AAA           1mL     Floating     3.00 / 3.00
   A-3           97,194,000         AAA/Aaa/AAA/AAA           1mL     Floating     6.76 / 7.90
   M-1           49,702,000          AA/Aa2/AA/AA             1mL     Floating     5.38 / 5.97
   M-2           32,214,000            A/A2/A/A               1mL     Floating     5.35 / 5.87
   M-3            9,511,000        A-/A3/A-/ A (low)          1mL     Floating     5.34 / 5.80
   B-1            8,590,000    BBB+/Baa1/BBB+/BBB (high)      1mL     Floating     5.33 / 5.73
   B-2            6,443,000        BBB/Baa2/BBB/BBB           1mL     Floating     5.33 / 5.66
   B-3            6,136,000    BBB-/Baa3/BBB-/BBB (low)       1mL     Floating     5.33 / 5.55
   B-4            4,295,000      BB+/Ba1/BB+/BB (high)
   B-5            6,136,000          BB/Ba2/BB/BB



(TABLE CONTINUED)

-------   ------------------ ----------------------------------- ---------------
            Mod. Dur. to                                         Initial Credit
                Call/                                             Enhancement
Class     Mty(yrs)(2)(3)(4)   Payment Window to Call/Mty(2)(3)      Level(5)
-------   ------------------ ----------------------------------- ---------------
   A-1       0.96 / 0.96       06/06 - 07/08 / 06/06 - 07/08         21.55%
   A-2       2.74 / 2.74       07/08 - 12/10 / 07/08 - 12/10         21.55%
   A-3       5.58 / 6.21       12/10 - 06/14 / 12/10 - 06/24         21.55%
   M-1       4.55 / 4.88       08/09 - 06/14 / 08/09 - 09/21         13.45%
   M-2       4.51 / 4.81       07/09 - 06/14 / 07/09 - 03/20         8.20%
   M-3       4.49 / 4.75       07/09 - 06/14 / 07/09 - 07/18         6.65%
   B-1       4.42 / 4.65       06/09 - 06/14 / 06/09 - 10/17         5.25%
   B-2       4.40 / 4.59       06/09 - 06/14 / 06/09 - 01/17         4.20%
   B-3       4.28 / 4.40       06/09 - 06/14 / 06/09 - 04/16         3.20%
   B-4 ***Not Offered - 144A Private Placement***
   B-5 ***Not Offered - 144A Private Placement***

(1)   Subject to a variance of plus or minus 5%.
(2)   Assumes 10% optional clean-up call is exercised.
(3) Based on 100% of the applicable prepayment assumption. See Summary of Terms.
(4)   Assumes pricing at par.
(5)   Includes 1.50% overcollateralization.

The Class A-1, Class A-2, Class A-3, Class M-1, Class M-2, Class M-3, Class B-1, Class B-2 and Class B-3 certificates are being offered pursuant to a prospectus supplemented by a prospectus supplement (together, the "Prospectus"). Complete information with respect to the Offered Certificates and the collateral securing them is contained in the Prospectus. The information herein is qualified in its entirety by the information appearing in the Prospectus. To the extent that the information herein is inconsistent with the Prospectus, the Prospectus shall govern in all respects. Sales of the Offered Certificates may not be consummated unless the purchaser has received the Prospectus.

PLEASE SEE "RISK FACTORS" IN THE PROSPECTUS FOR A DESCRIPTION OF INFORMATION THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE OFFERED CERTIFICATES.

Summary of Terms

Issuer:                  Securitized Asset Backed Receivables LLC Trust 2006-NC2

Depositor:               Securitized Asset Backed Receivables LLC

Originator:              New Century Mortgage Corporation

Servicer:                Wells Fargo Bank, National Association

Loan Performance         OfficeTiger Global Real Estate Services Inc.
Advisor:

Trustee:                 U.S. Bank, National Association

Securities               Wells Fargo Bank, National Association
Administrator:

Custodian:               Deutsche Bank National Trust Company

Sole Manager:            Barclays Capital Inc.

Rating Agencies:         S&P/Moody's/Fitch/DBRS

Offered Certificates:    The Class A-1, A-2, A-3, M-1, M-2, M-3, B-1, B-2 and
                         B-3 certificates.

LIBOR Certificates:      The Class B-4, Class B-5 certificates and the Offered
                         Certificates.

Expected Closing Date:   May 31, 2006

Delivery:                DTC, Euroclear and Clearstream.

Distribution Dates:      The 25th of each month, or if such day is not a
                         business day, on the next business day, beginning in June 2006.

Final Distribution Date: The Distribution Date occurring in March 2036.


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The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-227-2275 ext. 2663.

This free writing prospectus is not required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                       May 15, 2006
SECURITIZED ASSET BACKED RECEIVABLES LLC TRUST 2006-NC2
--------------------------------------------------------------------------------




Summary of Terms (cont'd)



Due Period:              With respect to any Distribution Date, the period
                         commencing on the second day of the calendar month preceding the month in which the Distribution Date occurs and ending on the first day of the calendar month in which that Distribution Date occurs.

Prepayment Period:       With respect to any Distribution Date, the period
                         commencing on the 16th day of the month preceding the month in which such Distribution Date occurs (or in the case of the first Distribution Date, commencing on the Cut-off Date), and ending on the 15th day of the month in which such Distribution Date occurs.

Interest Accrual Period: With respect to any Distribution Date, the period commencing on the immediately preceding Distribution Date (or, for the initial Distribution Date, the Closing Date) and ending on the day immediately preceding the current Distribution Date.

Accrued Interest:        The price to be paid by investors for the Offered
                         Certificates will not include accrued interest, and therefore will settle flat.

Interest Day Count:      Actual/360

Interest Payment Delay:  Zero days

Cut-off Date:            May 1, 2006

Tax Status:              The Offered Certificates will represent "regular
                         interests" in a REMIC and, to a limited extent, interests in certain basis risk interest carryover payments, which will be treated for tax purposes as interest rate cap contracts. The tax advice contained in this term sheet is not intended or written to be used, and cannot be used, for the purpose of avoiding placecountry-regionU.S. federal, state, or local tax penalties. This advice is written in connection with the promotion or marketing by the Issuer and Depositor of the Offered Certificates. You should seek advice based on your particular circumstances from an independent tax advisor.

ERISA Eligibility:       Underwriter's exemption is expected to apply to the
                         Offered Certificates. However, in addition, for so long as the Swap Agreement is in effect, prospective purchases must be eligible under one or more investor-based exemptions, and prospective purchasers should consult their own counsel.

SMMEA Eligibility:       The Offered Certificates are not expected to constitute
                         "mortgage related securities" for purposes of SMMEA.

Class A Certificates:    Collectively, the Class A-1, Class A-2 and Class A-3
                         certificates.

Class M Certificates:    Collectively, the Class M-1, Class M-2 and Class M-3
                         certificates.

Class B Certificates:    Collectively, the Class B-1, Class B-2, Class B-3,
                         Class B-4 and Class B-5 certificates.


--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-227-2275 ext. 2663.

This free writing prospectus is not required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                       May 15, 2006
SECURITIZED ASSET BACKED RECEIVABLES LLC TRUST 2006-NC2
--------------------------------------------------------------------------------




Summary of Terms (cont'd)


Mortgage Loans:          The mortgage loans to be included in the trust will be
                         primarily adjustable- and fixed-rate sub-prime mortgage loans secured by first-lien and second-lien mortgages or deeds of trust on residential real properties.
                         Substantially all of the mortgage loans were purchased by an affiliate of the depositor from NC Capital
                         Corporation, which in turn acquired them from New
                         Century Mortgage Corporation. On the Closing Date, the trust will acquire the mortgage loans. The aggregate scheduled principal balance of the mortgage loans as of the Cut-off Date will be approximately $613,603,037.
                         Approximately 76.42% of the mortgage loans are adjustable-rate mortgage loans and approximately 23.58% are fixed-rate mortgage loans. The information regarding the mortgage loans set forth below that is based on the principal balance of the mortgage loans as of the Cut-off Date assumes the timely receipt of principal scheduled to be paid on the mortgage loans on or prior to the Cut-off Date and no delinquencies, defaults or prepayments, with the exception of 30-59 day delinquencies comprising approximately 1.64% of the aggregate scheduled principal balance of the mortgage loans on the Cut-off Date. See the attached collateral descriptions for additional information on the initial mortgage loans as of the Cut-off Date.

Monthly Servicer         The Servicer will be obligated to advance its own funds
Advances:                in an amount equal to the aggregate of all payments of
                         principal and interest (net of servicing fees), as applicable, that were due during the related Due Period on the mortgage loans and not received by the related determination date. Advances are required to be made only to the extent they are deemed by the Servicer to be recoverable from related late collections, insurance proceeds, condemnation proceeds, liquidation proceeds or subsequent recoveries.

Expense Fee Rate:        The Expense Fee Rate with respect to each mortgage loan
                         will be a per annum rate equal to the sum of the servicing fee rate, the securities administrator fee rate and the loan performance advisor fee.

Servicing Fee Rate:      The servicing fee rate with respect to each mortgage
                         loan will be 0.50% per annum.

Pricing Prepayment       Fixed Rate Mortgage Loans: CPR starting at
Speed:                   approximately 1.533% CPR in month 1 and increasing to
                         23% CPR in month 15 (23%/15 increase for each month), and remaining at 23% CPR thereafter.

                         ARM Mortgage Loans:  25% CPR.

Credit Enhancement:      The credit enhancement provided for the benefit of the
                         holders of the certificates consists solely of: (a) the use of excess interest to cover losses on the mortgage loans and as a distribution of principal to maintain overcollateralization; (b) the subordination of distributions on the more subordinate classes of certificates to the required distributions on the more senior classes of certificates; and (c) the allocation of losses to the most subordinate classes of certificates.

Senior Enhancement       For any Distribution Date, the percentage obtained by
Percentage:              dividing (x) the sum of (i) the aggregate Class
                         Certificate Balances of the Class M and Class B
                         Certificates and (ii) the Subordinated Amount (in each case after taking into account the distributions of the related Principal Distribution Amount for that Distribution Date) by (y) the aggregate Stated
                         Principal Balance of the mortgage loans for that Distribution Date.




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The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-227-2275 ext. 2663.

This free writing prospectus is not required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

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Barclays Capital - Asset Securitization Group                       May 15, 2006
SECURITIZED ASSET BACKED RECEIVABLES LLC TRUST 2006-NC2
--------------------------------------------------------------------------------


Summary of Terms (cont'd)


Stepdown Date:           The later to occur of:

                         (i)   the earlier to occur of:

                               (a) the Distribution Date in June 2009 and

                               (b) the Distribution Date following the
                                   Distribution Date on which the aggregate
                                   Class Certificate Balances of the Class A
                                   Certificates have been reduced to zero; and

                         (ii) the first Distribution Date on which the Senior Enhancement Percentage (calculated for this purpose only after taking into account payments of principal applied to reduce the Stated Principal Balance of the mortgage loans for that Distribution Date but prior to any applications of Principal Distribution Amount to the certificates) is greater than or equal to the Specified Senior Enhancement Percentage (approximately 43.10%).

Trigger Event:           Either a Cumulative Loss Trigger Event or a Delinquency
                         Trigger Event.

Delinquency Trigger      With respect to any Distribution Date, the
Event:                   circumstances in which the quotient (expressed as a
                         percentage) of (x) the rolling three-month average of the aggregate unpaid principal balance of mortgage loans that are 60 days or more delinquent (including mortgage loans in foreclosure, mortgage loans related to REO property and mortgage loans where the mortgagor has filed for bankruptcy) and (y) the aggregate unpaid principal balance of the mortgage loans as of the last day of the related Due Period, equals or exceeds 37.00% of the prior period's Senior Enhancement Percentage.

Cumulative Loss Trigger  With respect to any Distribution Date, the
Event: circumstances in which the aggregate amount of realized losses incurred since the Cut-off Date through the last day of the related Due Period divided by the aggregate Stated Principal Balance of the mortgage loans as of the Cut-off Date exceeds the applicable percentages (described below) with respect to such Distribution Date.

                         Distribution Date
                         Occurring in                    Loss Percentage
                         --------------------------------------------------------------------
                         June 2008 through May 2009      1.300% for the first month, plus an
                                                         additional 12/12th of 1.600%
                         June 2009 through May 2010      2.900% for the first month, plus an
                                                         additional 1/12th of 1.650% for each
                                                         month thereafter (e.g., 3.725% in
                                                         December 2009)
                         June 2010 through 2011          4.550% for the first month, plus an
                                                         additional 1/12th of 1.350% for each
                                                         month thereafter (e.g., 5.225% in
                                                         December 2010)
                         June 2011 through May 2012      5.900% for the first month, plus an
                                                         additional 1/12th of 0.700% for each
                                                         month thereafter (e.g., 6.250% in
                                                         December 2011)
                         June 2012 and thereafter        6.600%








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The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-227-2275 ext. 2663.

This free writing prospectus is not required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                       May 15, 2006
SECURITIZED ASSET BACKED RECEIVABLES LLC TRUST 2006-NC2
--------------------------------------------------------------------------------

Summary of Terms (cont'd)

Optional Clean-up Call:  The majority Class X certificateholders may, at their option, purchase the mortgage loans and REO properties and terminate the trust on any Distribution Date when the aggregate Stated Principal Balance of the mortgage loans, as of the last day of the related due period, is equal to or less than 10% of the aggregate Stated Principal Balance of the mortgage loans as of the Cut-off Date.

Swap and Interest Rate   Barclays Bank PLC, as Swap and Interest Rate Cap
Cap Provider:            Provider, is a public limited company registered in
                         England and Wales. Barclays Bank PLC engages in a diverse banking and investment banking business and regularly engages in derivatives transactions in a variety of markets. As of the date hereof, Barclays
                         Bank PLC is rated AA+ by Fitch, AA by S&P and Aa1 by
                         Moody's.


Interest Rate Swap       On the Closing Date, the Securities Administrator will
Agreement:               enter into a Swap Agreement with an initial notional
                         amount of approximately $6,016,796. Under the Swap
                         Agreement, the Trust will be obligated to pay on each distribution date an amount not greater than 5.50% per annum on the product of the notional amount set forth on the attached Swap Agreement schedule and the index rate multiplier as set forth on the attached Swap
                         Agreement schedule to the Swap Provider and the Trust will be entitled to receive an amount equal to one-month LIBOR on the product of the notional amount and the index rate multiplier as set forth in the Swap
                         Agreement from the Swap Provider, until the Swap
                         Agreement is terminated. Only the net amount of the two obligations will be paid by the appropriate party ("Net
                         Swap Payment").

                         Generally, the Net Swap Payment will be deposited into a supplemental interest account (the "Supplemental Interest Account") by the Securities Administrator pursuant to the Pooling and Servicing Agreement and amounts on deposit in the Supplemental Interest Account will be distributed in accordance with the terms set forth in the Pooling and Servicing Agreement.

                         Upon early termination of the Swap Agreement, the Trust or the Swap Provider may be liable to make a termination payment (the "Swap Termination Payment") to the other party (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the Swap Agreement. In the event that the Trust is required to make a Swap Termination Payment, in certain instances, that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, prior to distributions to Certificateholders.

-
Interest Rate Cap        On the Closing Date, the Securities Administrator will
Agreement:               enter into an Interest Rate Cap Agreement with an
                         initial notional amount of $0. Under the Interest Rate
                         Cap Agreement, the Trust will be obligated to pay, on each distribution date, to the Securities Administrator an amount equal to the product of (a) the excess, if any, of (i) the then current 1-month LIBOR rate and
                         (ii) 5.12% and (b) (i) an amount equal to the lesser of
                         (x) the product of the cap notional amount set forth on the attached Cap Agreement schedule and the cap index rate multiplier and (y) the excess of (A) the Aggregate
                         Class Certificate Balance of the Class A, M and B
                         Certificates (prior to taking into account any distributions on such distribution date) over (B) the product of the then current notional amount set forth on the attached Swap Agreement schedule and the swap index rate multiplier, based on an "actual/360" basis until the Interest Rate Cap Agreement is terminated.

                         Generally, the cap payments will be deposited into the Supplemental Interest Account by the Securities Administrator pursuant to the Pooling and Servicing Agreement and amounts on deposit in the Supplemental Interest Account will be distributed in accordance with the terms set forth in the Pooling and Servicing Agreement.

--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-227-2275 ext. 2663.

This free writing prospectus is not required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                       May 15, 2006
SECURITIZED ASSET BACKED RECEIVABLES LLC TRUST 2006-NC2
--------------------------------------------------------------------------------



Summary of Terms (cont'd)

                         Initial Credit Enhancement    Target Credit Enhancement
Credit Enhancement       --------------------------    -------------------------
Percentage:              Class A:       21.55%            Class A:        43.10%
                         Class M-1:     13.45%           Class M-1:       26.90%
                         Class M-2:      8.20%           Class M-2:       16.40%
                         Class M-3:      6.65%           Class M-3:       13.30%
                         Class B-1:      5.25%           Class B-1:       10.50%
                         Class B-2:      4.20%           Class B-2:        8.40%
                         Class B-3:      3.20%           Class B-3:        6.40%
                         Class B-4:      2.50%           Class B-4:        5.00%
                         Class B-5:      1.50%           Class B-5:        3.00%




















--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-227-2275 ext. 2663.

This free writing prospectus is not required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                       May 15, 2006
SECURITIZED ASSET BACKED RECEIVABLES LLC TRUST 2006-NC2
--------------------------------------------------------------------------------

Summary of Terms (cont'd)


Step-up Coupons:         For all LIBOR Certificates the interest rate will
                         increase on the distribution date following the Optional Clean-up Call date, should the call not be exercised. At that time, the Class A fixed margins will be 2x their respective initial fixed margins and the Class M and Class B fixed margins will be 1.5x their respective initial fixed margins.

Class A-1 Pass-Through   The Class A-1 certificates will accrue interest at a
Rate:                    per annum rate equal to the lesser of:

                         (i) one-month LIBOR plus [ ] bps ([ ] bps after the first Distribution Date on which the Optional Clean-up Call is exercisable) and

                         (ii)     the Net WAC Rate Cap.

Class A-2 Pass-Through   The Class A-2 certificates will accrue interest at a
Rate:                    per annum rate equal to the lesser of:

                         (i) one-month LIBOR plus [ ] bps ([ ] bps after the first Distribution Date on which the Optional Clean-up Call is exercisable) and

                         (ii)     the Net WAC Rate Cap.

Class A-3 Pass-Through   The Class A-3 certificates will accrue interest at a
Rate:                    per annum rate equal to the lesser of:

                         (i) one-month LIBOR plus [ ] bps ([ ] bps after the first Distribution Date on which the Optional Clean-up Call is exercisable) and

                         (ii)     the Net WAC Rate Cap.

Class M-1 Pass-Through   The Class M-1 certificates will accrue interest at a
Rate:                    per annum rate equal to the lesser of:

                         (i) one-month LIBOR plus [ ] bps ([ ] bps after the first Distribution Date on which the Optional Clean-up Call is exercisable) and

                         (ii)     the Net WAC Rate Cap.

Class M-2 Pass-Through   The Class M-2 certificates will accrue interest at a
Rate:                    per annum rate equal to the lesser of:

                         (i) one-month LIBOR plus [ ] bps ([ ] bps after the first Distribution Date on which the Optional Clean-up Call is exercisable) and

                         (ii)     the Net WAC Rate Cap.

Class M-3 Pass-Through   The Class M-3 certificates will accrue interest at a
Rate:                    per annum rate equal to the lesser of:

                         (i) one-month LIBOR plus [ ] bps ([ ] bps after the first Distribution Date on which the Optional Clean-up Call is exercisable) and

                         (ii)     the Net WAC Rate Cap.

Class B-1 Pass-Through   The Class B-1 certificates will accrue interest at a
Rate:                    per annum rate equal to the lesser of:

                         (i) one-month LIBOR plus [ ] bps ([ ] bps after the first Distribution Date on which the Optional Clean-up Call is exercisable) and

                         (ii)     the Net WAC Rate Cap.

Class B-2 Pass-Through   The Class B-2 certificates will accrue interest at a
Rate:                    per annum rate equal to the lesser of:

                         (i) one-month LIBOR plus [ ] bps ([ ] bps after the first Distribution Date on which the Optional Clean-up Call is exercisable) and

                         (ii)     the Net WAC Rate Cap.




--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-227-2275 ext. 2663.

This free writing prospectus is not required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                       May 15, 2006
SECURITIZED ASSET BACKED RECEIVABLES LLC TRUST 2006-NC2
--------------------------------------------------------------------------------


Summary of Terms (cont'd)


Class B-3 Pass-Through   The Class B-3 certificates will accrue interest at a
Rate:                    per annum rate equal to the lesser of:

                         (i) one-month LIBOR plus [ ] bps ([ ] bps after the first Distribution Date on which the Optional Clean-up Call is exercisable) and

                         (ii)     the Net WAC Rate Cap.

Class B-4 Pass-Through   The Class B-4 certificates will accrue interest at a
Rate:                    per annum rate equal to the lesser of:

                         (i) one-month LIBOR plus [ ] bps ([ ] bps after the first Distribution Date on which the Optional Clean-up Call is exercisable) and

                         (ii)     the Net WAC Rate Cap.

Class B-5 Pass-Through   The Class B-5 certificates will accrue interest at a
Rate:                    per annum rate equal to the lesser of:

                         (i) one-month LIBOR plus [ ] bps ([ ] bps after the first Distribution Date on which the Optional Clean-up Call is exercisable) and

                         (ii)     the Net WAC Rate Cap.

Net WAC Rate Cap:        Product of:

                         (i) (a) the weighted average of the mortgage rates for the Mortgage Loans (less the applicable Expense Fee Rate) then in effect on the beginning of the related Due Period, minus (b) the product of (x) the Net Swap Payment plus any Swap Termination Payment (other than a Defaulted Swap Termination Payment) made to the Swap Provider, if any, expressed as a percentage, equal to a fraction, the numerator of which is equal to the Net Swap Payment plus any Swap Termination Payment (other than a Defaulted Swap Termination Payment) made to the Swap Provider and the denominator of which is equal to the aggregate principal balance of the Mortgage Loans (the "Net Swap Payment Rate") and (y) 12.

                         (ii) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Interest Accrual Period.

Basis Risk Carry         On any Distribution Date and for any class of LIBOR
Forward Amount:          Certificates is the sum of:

                         (x) the excess of:

                             (i)    the amount of interest that class of
                                    certificates would have been entitled to receive on that Distribution Date had the Pass-Through Rate not been subject to the Net WAC Rate Cap, as applicable, over

                             (ii)   the amount of interest that class of
                                    certificates are entitled to receive on that Distribution Date based on the Net WAC Rate Cap, as applicable, and

                         (y) the unpaid portion of any such excess described in
                             clause (x) from prior Distribution Dates (and related accrued interest at the then applicable Pass-Through Rate on that class of certificates, without giving effect to the Net WAC Rate Cap, as applicable).








--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-227-2275 ext. 2663.

This free writing prospectus is not required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                       May 15, 2006
SECURITIZED ASSET BACKED RECEIVABLES LLC TRUST 2006-NC2
--------------------------------------------------------------------------------


Summary of Terms (cont'd)


Interest Distributions   On each Distribution Date, distributions from available
on the LIBOR             funds will be allocated as follows:
Certificates:
                         (i)      to the Supplemental Interest Account net swap
                                  payments and certain swap termination payments owed to the Swap Provider, if any;

                         (ii) from the Interest Remittance Amount according to the related Accrued Certificate Interest and any unpaid interest shortfall amounts for such class, as applicable, pro rata to the Class A Certificates;

                         (iii) from any remaining Interest Remittance Amount to the Class M-1 certificates, their Accrued Certificate Interest;

                         (iv) from any remaining Interest Remittance Amount to the Class M-2 certificates, their Accrued Certificate Interest;

                         (v) from any remaining Interest Remittance Amount to the Class M-3 certificates, their Accrued Certificate Interest;

                         (vi) from any remaining Interest Remittance Amount to the Class B-1 certificates, their Accrued Certificate Interest;

                         (vii) from any remaining Interest Remittance Amount to the Class B-2 certificates, their Accrued Certificate Interest;

                         (viii) from any remaining Interest Remittance Amount to the Class B-3 certificates, their Accrued Certificate Interest;

                         (ix) from any remaining Interest Remittance Amount to the Class B-4 certificates, their Accrued Certificate Interest; and

                         (x) from any remaining Interest Remittance Amount to the Class B-5 certificates, their Accrued Certificate Interest.








--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-227-2275 ext. 2663.

This free writing prospectus is not required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                       May 15, 2006
SECURITIZED ASSET BACKED RECEIVABLES LLC TRUST 2006-NC2
--------------------------------------------------------------------------------


Summary of Terms (cont'd)

Principal Distribution   On each Distribution Date (a) prior to the Stepdown
on the LIBOR             Date or (b) on which a Trigger Event is in effect,
Certificates:            principal distributions from the Principal Distribution
                         Amount will be allocated as follows:

                         (i) to the Class A-1 certificates, Class A-2 certificates and Class A-3 certificates, allocated among the Class A Certificates as described below, until their Class Certificate Balances have been reduced to zero;

                         (ii) to the Class M-1 certificates, until their Class Certificate Balance has been reduced to zero;

                         (iii) to the Class M-2 certificates, until their Class Certificate Balance has been reduced to zero;

                         (iv) to the Class M-3 certificates, until their Class Certificate Balance has been reduced to zero;

                         (v) to the Class B-1 certificates, until their Class Certificate Balance has been reduced to zero;

                         (vi) to the Class B-2 certificates, until their Class Certificate Balance has been reduced to zero;

                         (vii) to the Class B-3 certificates, until their Class Certificate Balance has been reduced to zero;

                         (viii) to the Class B-4 certificates, until their Class Certificate Balance has been reduced to zero; and

                         (ix) to the Class B-5 certificates, until their Class Certificate Balance has been reduced to zero.

                         On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, the principal distributions from the Principal Distribution Amount will be allocated as follows:

                         (i) to the Class A Certificates, the lesser of the Principal Distribution Amount and the Class A Principal Distribution Amount, allocated among the Class A Certificates as described below, until their Class Certificate Balances have been reduced to zero;

                         (ii) to the Class M-1 certificates, the lesser of the remaining Principal Distribution Amount and the Class M-1 Principal Distribution Amount, until their Class Certificate Balance has been reduced to zero;

                         (iii) to the Class M-2 certificates, the lesser of the remaining Principal Distribution Amount and the Class M-2 Principal Distribution Amount, until their Class Certificate Balance has been reduced to zero;

                         (iv) to the Class M-3 certificates, the lesser of the remaining Principal Distribution Amount and the Class M-3 Principal Distribution Amount, until their Class Certificate Balance has been reduced to zero;

                         (v) to the Class B-1 certificates, the lesser of the remaining Principal Distribution Amount and the Class B-1 Principal Distribution Amount, until their Class Certificate Balance has been reduced to zero;

                         (vi) to the Class B-2 certificates, the lesser of the remaining Principal Distribution Amount and the Class B-2 Principal Distribution Amount, until their Class Certificate Balance has been reduced to zero;

                         (vii) to the Class B-3 certificates, the lesser of the remaining Principal Distribution Amount and the Class B-3 Principal Distribution Amount, until their Class Certificate Balance has been reduced to zero;





--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-227-2275 ext. 2663.

This free writing prospectus is not required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                       May 15, 2006
SECURITIZED ASSET BACKED RECEIVABLES LLC TRUST 2006-NC2
--------------------------------------------------------------------------------



Summary of Terms (cont'd)

Principal Distribution   (viii)   to the Class B-4 certificates, the lesser of
on the LIBOR             the remaining Principal Distribution Amount and the
Certificates (cont'd):   Class B-4 Principal Distribution Amount, until their
                         Class Certificate Balance has been reduced to zero; and

                         (ix) to the Class B-5 certificates, the lesser of the remaining Principal Distribution Amount and the Class B-5 Principal Distribution Amount, until their Class Certificate Balance has been reduced to zero.

Allocation of Principal  Except as described below, any principal distributions
Payments to Class A      allocated to the Class A Certificates are required to
Certificates:            be distributed sequentially first, to the Class A-1
                         certificates, second, to the Class A-2 certificates, and third, to the Class A-3 certificates, in each case, until their respective Class Certificate Balances have been reduced to zero.

                         Notwithstanding the above, in the event that all subordinate classes, including the Class X certificates, have been reduced to zero, principal distributions to the Class A Certificates will be distributed pro rata among the Class A-1, Class A-2 and Class A-3 certificates.















--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-227-2275 ext. 2663.

This free writing prospectus is not required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                       May 15, 2006
SECURITIZED ASSET BACKED RECEIVABLES LLC TRUST 2006-NC2
--------------------------------------------------------------------------------


Summary of Terms (cont'd)


Allocation of Net        For any Distribution Date, any Net Monthly Excess Cash
Monthly Excess Cash      Flow shall be paid as follows:
Flow and Funds in the
Supplemental Interest
Account:                 (a) to the holders of the Class M-1 certificates, any
                             Unpaid Interest Amount;

                         (b) to the holders of the Class M-1 certificates, any
                             Unpaid Realized Loss Amount;

                         (c) to the holders of the Class M-2 certificates, any
                             Unpaid Interest Amount;

                         (d) to the holders of the Class M-2 certificates, any
                             Unpaid Realized Loss Amount;

                         (e) to the holders of the Class M-3 certificates, any
                             Unpaid Interest Amount;

                         (f) to the holders of the Class M-3 certificates, any
                             Unpaid Realized Loss Amount;

                         (g) to the holders of the Class B-1 certificates, any
                             Unpaid Interest Amount;

                         (h) to the holders of the Class B-1 certificates, any
                             Unpaid Realized Loss Amount;

                         (i) to the holders of the Class B-2 certificates, any
                             Unpaid Interest Amount;

                         (j) to the holders of the Class B-2 certificates, any
                             Unpaid Realized Loss Amount;

                         (k) to the holders of the Class B-3 certificates, any
                             Unpaid Interest Amount;

                         (l) to the holders of the Class B-3 certificates, any
                             Unpaid Realized Loss Amount;

                         (m) to the holders of the Class B-4 certificates, any
                             Unpaid Interest Amount;

                         (n) to the holders of the Class B-4 certificates, any
                             Unpaid Realized Loss Amount;

                         (o) to the holders of the Class B-5 certificates, any
                             Unpaid Interest Amount;

                         (p) to the holders of the Class B-5 certificates, any
                             Unpaid Realized Loss Amount;

                         (q) to the Excess Reserve Fund Account, the amount of
                             any Basis Risk Payment for that Distribution Date;

                         (r) from funds on deposit in the Excess Reserve Fund
                             Account with respect to that Distribution Date, an amount equal to any unpaid Basis Risk Carry Forward Amount with respect to the LIBOR Certificates for that Distribution Date to the LIBOR Certificates in the same order and priority in which Accrued Certificate Interest is allocated among those classes of certificates except that the Class A Certificates will be paid (a) first, pro rata, based upon their respective Class Certificate Balances only with respect to those Class A Certificates with an outstanding Basis Risk Carry Forward Amount and (b) second, pro rata based on any outstanding Basis Risk Carry Forward Amount remaining unpaid;

                         (s) to the Class X certificates, those amounts as
                             described in the pooling and servicing agreement;

                         (t) to the holders of the Class R certificates, any
                             remaining amount;

                         (u) to the extent not paid from available funds, from
                             the Supplemental Interest Account, to pay any unpaid interest on the Class A Certificates, pro rata, including any accrued and unpaid interest from a prior Distribution Date, then to pay any unpaid interest including any accrued and unpaid interest from prior Distribution Dates to the Class M Certificates sequentially, and then to pay any unpaid interest including any accrued and unpaid interest from prior Distribution Dates to the Class B Certificates sequentially;

                         (v) to the extent not paid from available funds, from
                             the Supplemental Interest Account, to pay Basis Risk Carry Forward Amounts on the Class A, Class M and Class B Certificates remaining unpaid in the same order of priority as described in (r) above;




--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-227-2275 ext. 2663.

This free writing prospectus is not required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                       May 15, 2006
SECURITIZED ASSET BACKED RECEIVABLES LLC TRUST 2006-NC2
--------------------------------------------------------------------------------


Summary of Terms (cont'd)

Allocation of Net        (w) to the extent not paid from available funds, from
Monthly Excess Cash          the Supplemental Interest Account, to pay any
Flow and Funds in the        principal on the Class A Certificates, on the Class
Supplemental Interest        M Certificates and on the Class B Certificates, in
Account (cont'd):            accordance with the principal payment provisions
                             described above (under "Principal Distributions on the LIBOR Certificates") in an amount necessary to restore the applicable Specified Subordinated
                             Amount as a result of current or prior realized losses not previously reimbursed;

                         (x) to the extent not paid from available funds, from
                             the Supplemental Interest Account, to pay any Unpaid Realized Loss Amounts remaining on the Class M Certificates and Class B Certificates, sequentially; and

                         (y) from the Supplemental Interest Account, any
                             remaining amounts to be distributed to the Class X in accordance with the pooling and servicing agreement.

Interest Remittance      With respect to any Distribution Date that portion of
Amount:                  available funds attributable to interest relating to
                         the mortgage loans.

Accrued Certificate      For each class of LIBOR Certificates on any
Interest:                Distribution Date, the amount of interest accrued
                         during the related Interest Accrual Period on the related Class Certificate Balance immediately prior to such Distribution Date at the related Pass-Through
                         Rate, as reduced by that class's share of net prepayment interest shortfalls and any shortfalls resulting from the application of the Servicemembers
                         Civil Relief Act or any similar state statute.

Principal Distribution   For each Distribution Date will equal the sum of (i)
Amount:                  the Basic Principal Distribution Amount for that
                         Distribution Date and (ii) the Extra Principal
                         Distribution Amount for that Distribution Date.

Basic Principal          With respect to any Distribution Date, the excess of
Distribution Amount:     (i) the aggregate Principal Remittance Amount for that
                         Distribution Date over (ii) the Excess Subordinated
                         Amount, if any, for that Distribution Date.

Net Monthly Excess Cash  Available Funds remaining after the amount necessary to
Flow: make all payments of interest and principal to the LIBOR certificates, as described under "Interest Distributions on the LIBOR Certificates" and "Principal Distributions on the LIBOR Certificates" above.

Extra Principal          As of any Distribution Date, the lesser of (x) the
Distribution Amount:     Total Monthly Excess Spread for that Distribution Date
                         and (y) the Subordination Deficiency, if any, for that Distribution Date.

Total Monthly Excess     As to any Distribution Date equals the excess, if any,
Spread:                  of (x) the interest on the mortgage loans received by
                         the Servicer on or prior to the related Determination
                         Date or advanced by the Servicer for the related
                         Servicer Remittance Date, net of the servicing fee, the securities administrator fee and the loan performance advisor fee, over (y) the sum of the amount paid as interest to the Certificates at their respective
                         Pass-Through Rates and any Net Swap Payment and Swap
                         Termination Payment (other than a Defaulted Swap
                         Termination Payment) payable to the Swap Provider.

Subordinated Amount:     With respect to any Distribution Date, the excess, if
                         any, of (a) the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date (after taking into account principal received on the mortgage loans that is distributed on that Distribution Date) over (b) the aggregate Class Certificate Balance of the LIBOR Certificates as of that date (after taking into account principal received on the mortgage loans that is distributed on that Distribution Date).






--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-227-2275 ext. 2663.

This free writing prospectus is not required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                       May 15, 2006
SECURITIZED ASSET BACKED RECEIVABLES LLC TRUST 2006-NC2
--------------------------------------------------------------------------------


Summary of Terms (cont'd)


Specified Subordinated   Prior to the Stepdown Date, an amount equal to 1.50% of
Amount:                  the aggregate Stated Principal Balance of the mortgage
                         loans as of the Cut-off Date. On and after the Stepdown
                         Date, an amount equal to 3.00% of the aggregate Stated
                         Principal Balance of the mortgage loans for that Distribution Date (after taking into account principal received on the mortgage loans that is distributed on that Distribution Date), subject to a minimum amount equal to 0.50% of the aggregate Stated Principal
                         Balance of the mortgage loans as of the Cut-off Date;
                         provided, however, that if, on any Distribution Date, a Trigger Event exists, the Specified Subordinated Amount will not be reduced to the applicable percentage of the then Stated Principal Balance of the mortgage loans but instead remain the same as the prior period's Specified
                         Subordinated Amount until the Distribution Date on which a Trigger Event no longer exists. When the Class
                         Certificate Balance of each class of LIBOR Certificates has been reduced to zero, the Specified Subordinated
                         Amount will thereafter equal zero.

Excess Subordinated      With respect to any Distribution Date, the excess, if
Amount:                  any, of (a) the Subordinated Amount on that
                         Distribution Date over (b) the Specified Subordinated
                         Amount.

Subordination            With respect to any Distribution Date, the excess, if
Deficiency:              any, of (a) the Specified Subordinated Amount for that
                         Distribution Date over (b) the Subordinated Amount for that Distribution Date.

Principal Remittance     With respect to any Distribution Date, to the extent of
Amount:                  funds available as described in the prospectus
                         supplement, the amount equal to the sum of the following amounts (without duplication) with respect to the related Due Period: (i) each scheduled payment of principal on a mortgage loan due during the related Due
                         Period and received by the Servicer on or prior to the related determination date or advanced by the Servicer for the related Servicer remittance date; (ii) all full and partial principal prepayments on mortgage loans received during the related Prepayment Period; (iii) all net liquidation proceeds, condemnation proceeds, insurance proceeds and subsequent recoveries received on the mortgage loans and allocable to principal; (iv) the portion of the purchase price allocable to principal with respect to each deleted mortgage loan that was repurchased during the period from the prior
                         Distribution Date through the business day prior to the current Distribution Date; (v) the Substitution
                         Adjustment Amounts received in connection with the substitution of any mortgage loan as of that Distribution Date; and (vi) the allocable portion of the proceeds received with respect to the Optional
                         Clean-up Call (to the extent they relate to principal).

Class A Principal        For any Distribution Date is the excess of (a) the
Distribution Amount:     aggregate Class Certificate Balance of the Class A
                         Certificates immediately prior to that Distribution
                         Date over (b) the lesser of (x) approximately 56.90% of the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date and (y) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date over $3,068,015.


Class M-1 Principal      With respect to any Distribution Date is the excess of
Distribution Amount:     (i) the sum of (a) the aggregate Class Certificate
                         Balances of the Class A Certificates (after taking into account distribution of the Class A Principal
                         Distribution Amount on that Distribution Date) and (b) the Class Certificate Balance of the Class M-1 certificates immediately prior to that Distribution
                         Date over (ii) the lesser of (a) approximately 73.10% of the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date and (b) the excess, if any, of the aggregate Stated Principal
                         Balance of the mortgage loans for that Distribution
                         Date over $3,068,015.





--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-227-2275 ext. 2663.

This free writing prospectus is not required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                       May 15, 2006
SECURITIZED ASSET BACKED RECEIVABLES LLC TRUST 2006-NC2
--------------------------------------------------------------------------------



Summary of Terms (cont'd)


Class M-2 Principal      With respect to any Distribution Date is the excess of
Distribution Amount:     (i) the sum of (a) the aggregate Class Certificate
                         Balances of the Class A Certificates (after taking into account distribution of the Class A Principal
                         Distribution Amount on that Distribution Date), (b) the
                         Class Certificate Balance of the Class M-1 certificates
                         (after taking into account distribution of the Class
                         M-1 Principal Distribution Amount on that Distribution
                         Date) and (c) the Class Certificate Balance of the
                         Class M-2 certificates immediately prior to that Distribution Date over (ii) the lesser of (a) approximately 83.60% of the aggregate Stated Principal
                         Balance of the mortgage loans for that Distribution
                         Date and (b) the excess, if any, of the aggregate
                         Stated Principal Balance of the mortgage loans for that Distribution Date over $3,068,015.

Class M-3 Principal      With respect to any Distribution Date is the excess of
Distribution Amount:     (i) the sum of (a) the aggregate Class Certificate
                         Balances of the Class A Certificates (after taking into account distribution of the Class A Principal
                         Distribution Amount on that Distribution Date), (b) the
                         Class Certificate Balance of the Class M-1 certificates
                         (after taking into account distribution of the Class
                         M-1 Principal Distribution Amount on that Distribution
                         Date), (c) the Class Certificate Balance of the Class
                         M-2 certificates (after taking into account distribution of the Class M-2 Principal Distribution
                         Amount on that Distribution Date) and (d) the Class
                         Certificate Balance of the Class M-3 certificates immediately prior to that Distribution Date over (ii) the lesser of (a) approximately 86.70% of the aggregate
                         Stated Principal Balance of the mortgage loans for that Distribution Date and (b) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date over $3,068,015.

Class B-1 Principal      With respect to any Distribution Date is the excess of
Distribution Amount:     (i) the sum of (a) the aggregate Class Certificate
                         Balances of the Class A Certificates (after taking into account distribution of the Class A Principal
                         Distribution Amount on that Distribution Date), (b) the
                         Class Certificate Balance of the Class M-1 certificates
                         (after taking into account distribution of the Class
                         M-1 Principal Distribution Amount on that Distribution
                         Date), (c) the Class Certificate Balance of the Class
                         M-2 certificates (after taking into account distribution of the Class M-2 Principal Distribution
                         Amount on that Distribution Date), (d) the Class
                         Certificate Balance of the Class M-3 certificates
                         (after taking into account distribution of the Class
                         M-3 Principal Distribution Amount on that Distribution
                         Date) and (e) the Class Certificate Balance of the
                         Class B-1 certificates immediately prior to that Distribution Date over (ii) the lesser of (a) approximately 89.50% of the aggregate Stated Principal
                         Balance of the mortgage loans for that Distribution
                         Date and (b) the excess, if any, of the aggregate
                         Stated Principal Balance of the mortgage loans for that Distribution Date over $3,068,015.






--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-227-2275 ext. 2663.

This free writing prospectus is not required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                       May 15, 2006
SECURITIZED ASSET BACKED RECEIVABLES LLC TRUST 2006-NC2
--------------------------------------------------------------------------------


Summary of Terms (cont'd)


Class B-2 Principal      With respect to any Distribution Date is the excess of
Distribution Amount:     (i) the sum of (a) the aggregate Class Certificate
                         Balances of the Class A Certificates (after taking into account distribution of the Class A Principal
                         Distribution Amount on that Distribution Date), (b) the
                         Class Certificate Balance of the Class M-1 certificates
                         (after taking into account distribution of the Class
                         M-1 Principal Distribution Amount on that Distribution
                         Date), (c) the Class Certificate Balance of the Class
                         M-2 certificates (after taking into account distribution of the Class M-2 Principal Distribution
                         Amount on that Distribution Date), (d) the Class
                         Certificate Balance of the Class M-3 certificates
                         (after taking into account distribution of the Class
                         M-3 Principal Distribution Amount on that Distribution
                         Date), (e) the Class Certificate Balance of the Class
                         B-1 certificates (after taking into account distribution of the Class B-1 Principal Distribution
                         Amount on that Distribution Date), and (f) the Class
                         Certificate Balance of the Class B-2 certificates immediately prior to that Distribution Date over (ii) the lesser of (a) approximately 91.60% of the aggregate
                         Stated Principal Balance of the mortgage loans for that Distribution Date and (b) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date over $3,068,015.

Class B-3 Principal      With respect to any Distribution Date is the excess of
Distribution Amount:     (i) the sum of (a) the aggregate Class Certificate
                         Balances of the Class A Certificates (after taking into account distribution of the Class A Principal
                         Distribution Amount on that Distribution Date), (b) the
                         Class Certificate Balance of the Class M-1 certificates
                         (after taking into account distribution of the Class
                         M-1 Principal Distribution Amount on that Distribution
                         Date), (c) the Class Certificate Balance of the Class
                         M-2 certificates (after taking into account distribution of the Class M-2 Principal Distribution
                         Amount on that Distribution Date), (d) the Class
                         Certificate Balance of the Class M-3 certificates
                         (after taking into account distribution of the Class
                         M-3 Principal Distribution Amount on that Distribution
                         Date), (e) the Class Certificate Balance of the Class
                         B-1 certificates (after taking into account distribution of the Class B-1 Principal Distribution
                         Amount on that Distribution Date), (f) the Class
                         Certificate Balance of the Class B-2 certificates
                         (after taking into account distribution of the Class
                         B-2 Principal Distribution Amount on that Distribution
                         Date) and (g) the Class Certificate Balance of the
                         Class B-3 certificates immediately prior to that Distribution Date over (ii) the lesser of (a) approximately 93.60% of the aggregate Stated Principal
                         Balance of the mortgage loans for that Distribution
                         Date and (b) the excess, if any, of the aggregate
                         Stated Principal Balance of the mortgage loans for that Distribution Date over $3,068,015.







--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-227-2275 ext. 2663.

This free writing prospectus is not required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                       May 15, 2006
SECURITIZED ASSET BACKED RECEIVABLES LLC TRUST 2006-NC2
--------------------------------------------------------------------------------


Summary of Terms (cont'd)


Class B-4 Principal      With respect to any Distribution Date is the excess of
Distribution Amount:     (i) the sum of (a) the aggregate Class Certificate
                         Balances of the Class A Certificates (after taking into account distribution of the Class A Principal
                         Distribution Amount on that Distribution Date), (b) the
                         Class Certificate Balance of the Class M-1 certificates
                         (after taking into account distribution of the Class
                         M-1 Principal Distribution Amount on that Distribution
                         Date), (c) the Class Certificate Balance of the Class
                         M-2 certificates (after taking into account distribution of the Class M-2 Principal Distribution
                         Amount on that Distribution Date), (d) the Class
                         Certificate Balance of the Class M-3 certificates
                         (after taking into account distribution of the Class
                         M-3 Principal Distribution Amount on that Distribution
                         Date), (e) the Class Certificate Balance of the Class
                         B-1 certificates (after taking into account distribution of the Class B-1 Principal Distribution
                         Amount on that Distribution Date), (f) the Class
                         Certificate Balance of the Class B-2 certificates
                         (after taking into account distribution of the Class
                         B-2 Principal Distribution Amount on that Distribution
                         Date), (g) the Class Certificate Balance of the Class
                         B-3 certificates (after taking into account distribution of the Class B-3 Principal Distribution
                         Amount on that Distribution Date) and (h) the Class
                         Certificate Balance of the Class B-4 certificates immediately prior to that Distribution Date over (ii) the lesser of (a) approximately 95.00% of the aggregate
                         Stated Principal Balance of the mortgage loans for that Distribution Date and (b) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date over $3,068,015.

Class B-5 Principal      With respect to any Distribution Date is the excess of
Distribution Amount:     (i) the sum of (a) the aggregate Class Certificate
                         Balances of the Class A Certificates (after taking into account distribution of the Class A Principal
                         Distribution Amount on that Distribution Date), (b) the
                         Class Certificate Balance of the Class M-1 certificates
                         (after taking into account distribution of the Class
                         M-1 Principal Distribution Amount on that Distribution
                         Date), (c) the Class Certificate Balance of the Class
                         M-2 certificates (after taking into account distribution of the Class M-2 Principal Distribution
                         Amount on that Distribution Date), (d) the Class
                         Certificate Balance of the Class M-3 certificates
                         (after taking into account distribution of the Class
                         M-3 Principal Distribution Amount on that Distribution
                         Date), (e) the Class Certificate Balance of the Class
                         B-1 certificates (after taking into account distribution of the Class B-1 Principal Distribution
                         Amount on that Distribution Date), (f) the Class
                         Certificate Balance of the Class B-2 certificates
                         (after taking into account distribution of the Class
                         B-2 Principal Distribution Amount on that Distribution
                         Date), (g) the Class Certificate Balance of the Class
                         B-3 certificates (after taking into account distribution of the Class B-3 Principal Distribution
                         Amount on that Distribution Date), (h) the Class
                         Certificate Balance of the Class B-4 certificates
                         (after taking into account distribution of the Class
                         B-4 Principal Distribution Amount on that Distribution
                         Date) and (i) The Class Certificate Balance of the
                         Class B-5 certificates immediately prior to that Distribution Date over (ii) the lesser of (a) approximately 97.00% of the aggregate Stated Principal
                         Balance of the mortgage loans for that Distribution
                         Date and (b) the excess, if any, of the aggregate
                         Stated Principal Balance of the mortgage loans for that Distribution Date over $3,068,015.


--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-227-2275 ext. 2663.

This free writing prospectus is not required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                       May 15, 2006
SECURITIZED ASSET BACKED RECEIVABLES LLC TRUST 2006-NC2
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                           Interest Rate Cap Schedule
--------------------------------------------------------------------------------
                                                                    Index Rate
Accrual Start Date     Pay Date    Cap Notional ($)    Strike (%)   Multiplier
--------------------------------------------------------------------------------
05/31/06               06/25/06                  0.00     5.12         10.00
06/25/06               07/25/06          1,007,040.68     5.12         10.00
07/25/06               08/25/06          1,970,027.79     5.12         10.00
08/25/06               09/25/06          2,885,274.14     5.12         10.00
09/25/06               10/25/06          3,749,375.70     5.12         10.00
10/25/06               11/25/06          4,559,239.09     5.12         10.00
11/25/06               12/25/06          5,312,106.86     5.12         10.00
12/25/06               01/25/07          6,024,373.77     5.12         10.00
01/25/07               02/25/07          6,677,288.14     5.12         10.00
02/25/07               03/25/07          7,269,524.49     5.12         10.00
03/25/07               04/25/07          7,800,145.91     5.12         10.00
04/25/07               05/25/07          8,250,995.32     5.12         10.00
05/25/07               06/25/07          8,568,016.04     5.12         10.00
06/25/07               07/25/07          8,748,287.14     5.12         10.00
07/25/07               08/25/07          8,810,200.05     5.12         10.00
08/25/07               09/25/07          8,783,470.23     5.12         10.00
09/25/07               10/25/07          8,738,753.27     5.12         10.00
10/25/07               11/25/07          8,693,488.77     5.12         10.00
11/25/07               12/25/07          8,648,032.05     5.12         10.00
12/25/07               01/25/08          8,634,471.45     5.12         10.00
01/25/08               02/25/08          9,920,881.43     5.12         10.00
02/25/08               03/25/08         10,586,803.49     5.12         10.00
03/25/08               04/25/08         10,860,651.39     5.12         10.00
04/25/08               05/25/08         11,023,404.59     5.12         10.00
05/25/08               06/25/08         11,080,236.07     5.12         10.00
06/25/08               07/25/08         10,919,298.31     5.12         10.00
07/25/08               08/25/08         10,652,977.78     5.12         10.00
08/25/08               09/25/08         10,674,607.18     5.12         10.00
09/25/08               10/25/08         10,709,684.01     5.12         10.00
10/25/08               11/25/08         10,672,538.09     5.12         10.00
11/25/08               12/25/08         10,461,639.78     5.12         10.00
12/25/08               01/25/09         10,166,392.56     5.12         10.00
01/25/09               02/25/09          9,833,150.44     5.12         10.00
02/25/09               03/25/09          9,458,048.66     5.12         10.00
03/25/09               04/25/09          9,080,787.22     5.12         10.00
04/25/09               05/25/09          8,707,362.50     5.12         10.00
05/25/09               06/25/09          8,341,576.44     5.12         10.00
06/25/09               07/25/09          7,841,751.96     5.12         10.00
07/25/09               08/25/09          7,369,546.62     5.12         10.00
08/25/09               09/25/09          6,929,767.69     5.12         10.00
09/25/09               10/25/09          6,506,513.65     5.12         10.00
10/25/09               11/25/09          6,098,638.89     5.12         10.00
11/25/09               12/25/09          5,705,692.00     5.12         10.00
12/25/09               01/25/10          5,312,193.22     5.12         10.00
01/25/10               02/25/10          4,933,615.28     5.12         10.00
02/25/10               03/25/10          4,569,552.57     5.12         10.00
03/25/10               04/25/10          4,219,464.84     5.12         10.00
04/25/10               05/25/10          3,882,891.71     5.12         10.00
05/25/10               06/25/10          3,563,330.86     5.12         10.00
06/25/10               07/25/10          3,223,404.79     5.12         10.00
07/25/10               08/25/10          2,880,634.42     5.12         10.00
08/25/10               09/25/10          2,534,335.38     5.12         10.00
09/25/10               10/25/10          2,185,805.94     5.12         10.00
10/25/10               11/25/10          1,834,015.53     5.12         10.00
11/25/10               12/25/10                     -      -             -
--------------------------------------------------------------------------------





--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-227-2275 ext. 2663.

This free writing prospectus is not required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                       May 15, 2006
SECURITIZED ASSET BACKED RECEIVABLES LLC TRUST 2006-NC2
--------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------
                                              SWAP NATIONAL SCHEDULE
----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------
Period       Accrual Start Date         Pay Date             Swap Notional Schedule ($)   Index Rate Multiplier
----------------------------------------------------------------------------------------------------------------
     1         05/31/06              06/25/06                             6,016,796           100
     2         06/25/06              07/25/06                             5,837,498           100
     3         07/25/06              08/25/06                             5,653,308           100
     4         08/25/06              09/25/06                             5,464,818           100
     5         09/25/06              10/25/06                             5,272,636           100
     6         10/25/06              11/25/06                             5,077,381           100
     7         11/25/06              12/25/06                             4,879,685           100
     8         12/25/06              01/25/07                             4,678,306           100
     9         01/25/07              02/25/07                             4,475,844           100
    10         02/25/07              03/25/07                             4,272,944           100
    11         03/25/07              04/25/07                             4,070,249           100
    12         04/25/07              05/25/07                             3,870,153           100
    13         05/25/07              06/25/07                             3,678,670           100
    14         06/25/07              07/25/07                             3,496,730           100
    15         07/25/07              08/25/07                             3,323,849           100
    16         08/25/07              09/25/07                             3,159,567           100
    17         09/25/07              10/25/07                             3,003,450           100
    18         10/25/07              11/25/07                             2,855,003           100
    19         11/25/07              12/25/07                             2,713,885           100
    20         12/25/07              01/25/08                             2,571,821           100
    21         01/25/08              02/25/08                             2,306,571           100
    22         02/25/08              03/25/08                             2,039,952           100
    23         03/25/08              04/25/08                             1,807,100           100
    24         04/25/08              05/25/08                             1,603,548           100
    25         05/25/08              06/25/08                             1,425,717           100
    26         06/25/08              07/25/08                             1,277,093           100
    27         07/25/08              08/25/08                             1,153,057           100
    28         08/25/08              09/25/08                             1,048,141           100
    29         09/25/08              10/25/08                               958,284           100
    30         10/25/08              11/25/08                               880,510           100
    31         11/25/08              12/25/08                               812,570           100
    32         12/25/08              01/25/09                               752,732           100
    33         01/25/09              02/25/09                               699,601           100
    34         02/25/09              03/25/09                               652,100           100
    35         03/25/09              04/25/09                               609,373           100
    36         04/25/09              05/25/09                               570,731           100
    37         05/25/09              06/25/09                               535,582           100
    38         06/25/09              07/25/09                               502,618           100
    39         07/25/09              08/25/09                               471,451           100
    40         08/25/09              09/25/09                               441,985           100
    41         09/25/09              10/25/09                               414,121           100
    42         10/25/09              11/25/09                               387,770           100
    43         11/25/09              12/25/09                               362,850           100
    44         12/25/09              01/25/10                               340,785           100
    45         01/25/10              02/25/10                               319,911           100
    46         02/25/10              03/25/10                               300,162           100
    47         03/25/10              04/25/10                               281,478           100
    48         04/25/10              05/25/10                               263,799           100
    49         05/25/10              06/25/10                               247,070           100
    50         06/25/10              07/25/10                               231,240           100
    51         07/25/10              08/25/10                               216,259           100
    52         08/25/10              09/25/10                               202,081           100
    53         09/25/10              10/25/10                               188,662           100
    54         10/25/10              11/25/10                               175,961           100
    55         11/25/10              12/25/10                                     -            -



--------------------------------------------------------------------------------
THE DEPOSITOR HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THE REGISTRATION STATEMENT AND OTHER DOCUMENTS THE DEPOSITOR HAS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR MORE COMPLETE INFORMATION ABOUT THE DEPOSITOR, THE ISSUING TRUST AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS FOR FREE BY VISITING EDGAR ON THE SECURITIES AND EXCHANGE COMMISSION WEBSITE AT WWW.SEC.GOV. ALTERNATIVELY, THE DEPOSITOR, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS IF YOU REQUEST IT BY CALLING TOLL -FREE 1-888-227-2275 EXT. 2663.

THIS FREE WRITING PROSPECTUS IS NOT REQUIRED TO CONTAIN ALL INFORMATION THAT IS REQUIRED TO BE INCLUDED IN THE BASE PROSPECTUS AND THE PROSPECTUS SUPPLEMENT.

THE INFORMATION IN THIS FREE WRITING PROSPECTUS, IF CONVEYED PRIOR TO THE TIME OF YOUR COMMITMENT TO PURCHASE, SUPERSEDES INFORMATION CONTAINED IN ANY PRIOR SIMILAR FREE WRITING PROSPECTUS RELATING TO THESE SECURITIES.